Client Id: 77

Exhibit 99.8

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed transaction, Dominion Energy will file a registration statement on Form S-4, which will include a document that serves as a prospectus of Dominion Energy and a proxy statement of SCANA (the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  A definitive proxy statement/prospectus will be sent to SCANA’s shareholders.  Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website (http://www.sec.gov) or from Dominion Energy or SCANA.  The documents filed by Dominion Energy with the SEC may be obtained free of charge by directing a request to Dominion Energy, Inc., 120 Tredegar Street, Richmond, Virginia 23219, Attention: Corporate Secretary, Corporate.Secretary@dominionenergy.com, and the documents filed by SCANA with the SEC may be obtained free of charge to SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, Attention: Office of the Corporate Secretary, BoardInformation@scana.com.

PARTICIPANTS IN THE SOLICITATION
Dominion Energy and SCANA and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information about Dominion Energy’s directors and executive officers is available in Dominion Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, in its proxy statement dated March 20, 2017, for its 2017 Annual Meeting of Shareholders, and certain of its Current Reports on Form 8-K.  Information about SCANA’s directors and executive officers is available in SCANA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, in its proxy statement dated March 24, 2017, for its 2017 Annual Meeting of Shareholders and certain of its Current Reports on Form 8-K.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available.  Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.  You may obtain free copies of these documents from Dominion Energy or SCANA as indicated above.

Client Id: 77
JANUARY 03, 2018 / 2:00PM, D - Dominion Energy Inc and SCANA Corp Merger Conference Call

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EDITED TRANSCRIPT
D - Dominion Energy Inc and SCANA Corp Merger Conference Call

EVENT DATE/TIME: JANUARY 03, 2018 / 2:00PM GMT

OVERVIEW:
Co. reported that it has announced a merger agreement between Co. and SCANA Corporation for a total transaction value of $14.6b.
a total transaction value of $14.6b.
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C O R P O R A T E P A R T I C I P A N T S
Mark F. McGettrick Dominion Energy, Inc. - CFO and EVP
Thomas E. Hamlin Dominion Energy, Inc. - VP of Financial Planning and IR
Thomas F. Farrell Dominion Energy, Inc. - Executive Chairman, CEO & President
C O N F E R E N C E C A L L P A R T I C I P A N T S
Angieszka Anna Storozynski Macquarie Research - Head of US Utilities and Alternative Energy
Christopher James Turnure JP Morgan Chase & Co, Research Division - Analyst
Gregory Harmon Gordon Evercore ISI, Research Division - Senior MD, Head of Power & Utilities Research and Fundamental Research Analyst
Jonathan P. Arnold Deutsche Bank AG, Research Division - MD and Senior Equity Research Analyst
Julien Patrick Dumoulin-Smith BofA Merrill Lynch, Research Division - Director and Head of the US Power, Utilities, & Alternative Energy Equity Research Praful Mehta Citigroup Inc, Research Division - Director
Shahriar Pourreza Guggenheim Securities, LLC, Research Division - MD and Head of North American Power
Stephen Calder Byrd Morgan Stanley, Research Division - MD and Head of North American Research for the Power and Utilities and Clean Energy Steven Isaac Fleishman Wolfe Research, LLC - MD & Senior Utilities Analyst
P R E S E N T A T I O N
Operator
Good morning, and welcome to the Dominion Energy conference call. (Operator Instructions)
I would now like to turn the call over to Tom Hamlin, Vice President of Investor Relations and Financial Planning, for the safe harbor statement.

Thomas E. Hamlin - Dominion Energy, Inc. - VP of Financial Planning and IR
Welcome to this morning's call to discuss our proposed combination with SCANA Corporation. To help guide this morning's discussion, we have included a slide presentation, which is available on the Investor Relations page at dominionenergy.com.
Today's discussion will include forward-looking information. Slides 2 and 3 present the cautionary language and securities information which accompanies our presentation materials. Please note that both companies have supplemental disclosures on their respective websites that can be used in your analysis of the transaction.
Speaking on the call will be our CEO, Tom Farrell; and our CFO, Mark McGettrick. After a brief overview of the terms and features of the transaction, we will take your questions. Investor Relations will be available after the call for any follow-up questions.
I will now turn the call over to Tom Farrell.

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Client Id: 77
JANUARY 03, 2018 / 2:00PM, D - Dominion Energy Inc and SCANA Corp Merger Conference Call

Thomas F. Farrell - Dominion Energy, Inc. - Executive Chairman, CEO & President
Good morning. Today, we announced a merger agreement between Dominion Energy and SCANA Corporation that provides substantial benefits to both customers and investors. The transaction is immediately accretive to Dominion Energy's earnings per share and increases our 2017 to 2020 earnings per share growth rate from 6% to 8% to a rate of 8% or higher.
Slide 4 describes the components of our proposal that create clarity and value for all stakeholders. The agreement includes a very specific, comprehensive regulatory solution to the issues surrounding the abandoned nuclear development project that provides substantial immediate and ongoing relief to SCANA's electric customers. Termination provisions in the merger agreement protect Dominion Energy against any adverse regulatory or legislative developments. Also, Dominion Energy will provide $1 million per year in increased charitable contributions in the communities served by SCANA for at least 5 years, and SCANA employees will have employment protections through the end of 2019. Our proposal provides an equitable solution that removes the regulatory uncertainty for these attractive core utility franchises as well as SCANA's South Carolina customers.
Moving to Slide 5. The agreement is a stock-for-stock merger with an equity value of $7.9 billion and a total transaction value of $14.6 billion. The transaction grows Dominion Energy's regulated footprint by adding attractive regulated electric and natural gas franchises in the fast-growing Southeastern United States. For electric customers of the South Carolina Electric & Gas Company, our proposal provides a large upfront payment worth $1,000 per typical residential consumer and a 5% bill reduction. We believe this is the largest utility customer refund ever made. Additional customer benefits meaningfully reduce the impact of nuclear development costs on South Carolina families and businesses.
As shown on Slide 6, SCANA is a natural fit for Dominion Energy. Its utility operations are a complement to our existing electric operations in North Carolina and our natural gas pipeline business in South Carolina. This combination can open new expansion opportunities, including the Atlantic Coast Pipeline that is now under development, bringing lower-cost natural gas to the region. The combination with SCANA would solidify Dominion Energy's position among the nation's largest and fastest-growing energy infrastructure companies by adding to our presence in the Southeast markets.
SCANA's 3 regulated utility franchises are highlighted on Slide 7. All 3 demonstrate strong customer growth and have solid earnings profiles.
I will now turn the call over to Mark McGettrick, who will provide a more detailed description of the terms of the merger agreement.

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP
Thank you, and good morning. Slide 8 provides an overview of the transaction. At closing, Dominion Energy will exchange 0.669 shares of its common stock for each share of SCANA. The offer is equivalent to [$55.35] (corrected by company after the call) per SCANA share based on the average trading price of Dominion Energy's stock over the last 30 trading days.
The combination has an equity value of $7.9 billion and a total value of $14.6 billion, including the assumption of debt. On a pro forma basis, ownership of the combined company will be 87% Dominion Energy and 13% SCANA. We estimate that the merger will close in the third quarter of this year.
Moving to Slide 9. In addition to approvals from SCANA's shareholders and the antitrust review under Hart-Scott-Rodino, regulatory approvals are required from the state regulators in South Carolina, North Carolina and Georgia as well as the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission. The combined headquarters of the holding company will be in Richmond, Virginia, with a significant ongoing presence in South Carolina and North Carolina. SCE&G's headquarters will remain in South Carolina.
A key component of this transaction is the regulatory proposal we are making with respect to the treatment of the investment in the new nuclear development project. Approval of the proposal by the South Carolina commission is a necessary condition for the merger to proceed.
Slide 10 highlights the principal components of the proposal. As Tom Farrell mentioned, all electric customers will receive a payment that offsets most of what customers have already paid toward new nuclear development. This totals about $1.3 billion and represents about $1,000 to the typical residential customer using about 1,000 kilowatt hours per month. Secondly, electric customer bills will be reduced by 5% going forward, driven by refunds, over time, of amounts previously collected from customers and the benefits of corporate tax reform.
Next, over $1.7 billion of existing new nuclear development capital and regulatory assets will be assumed by Dominion and never collected from customers. All investments in nuclear development will be completely eliminated from customer rates in just 20 years compared to the 50 to 60 years called for in other proposals. Finally, we will honor SCANA's commitment to forego rate-based treatment of the $180 million investment it is making to acquire the 540-megawatt natural gas-fired Columbia Energy Center.
Moving to Slide 11. As Tom mentioned, this transaction is immediately accretive to earnings, enhances our EPS growth rate and does not diminish our credit. We are raising our EPS growth guidance for the 2017 to 2020 time frame from 6% to 8% up to 8% or higher.

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Client Id: 77
JANUARY 03, 2018 / 2:00PM, D - Dominion Energy Inc and SCANA Corp Merger Conference Call

Regarding our credit, the merger consideration will be 100% stock. We have reviewed the transaction with the credit agencies, and they are fully aware of the conservative nature of our financing arrangement. This transaction also does not impact our plans to drop our investment in the Cove Point LNG facility into Dominion Energy Midstream Partners over the next 3 years and use the proceeds to reduce debt, increase our dividend at a 10% rate through 2020 and fund future growth.
I will now turn the call back over to Tom Farrell for some concluding remarks.

Thomas F. Farrell - Dominion Energy, Inc. - Executive Chairman, CEO & President
We're very excited about this opportunity. Once the merger is completed, the combined company will operate in 18 states from Connecticut to California. The company will deliver energy to about [6.5 million] (corrected by company after the call) customer accounts in 8 states and have an electric-generating portfolio of over [31,000 megawatts] (corrected by company after the call). We will also have a natural gas transmission network totaling [16,000 miles] (corrected by company after the call) and operate one of the nation's largest gas storage systems with nearly 1 trillion cubic feet of capacity.
For our investors, this merger enhances Dominion Energy's earnings per share growth, is immediately accretive to earnings and is -- we believe is consistent with our existing credit profile. Substantial protections in the merger agreement protect our investors from adverse regulatory or legislative actions.
We believe this merger will provide significant benefits to SCANA's customers and the communities it serves. It would lock in significant and immediate savings and guarantee a steadily declining impact from the nuclear development project. There are also benefits to natural gas customers in South Carolina and North Carolina and their communities.
This agreement protects employees and treats fairly SCANA's shareholders, many of whom are working families and retirees in the local communities. The combined resources of our 2 companies make all of this possible. Both companies share a commitment to safe and efficient operations, high-quality service, environmental stewardship and community engagement. Dominion Energy is consistently ranked among the nation's strongest and most admired utility companies. This combination will allow SCANA and its employees to move forward to serve customers and communities with greater resources.
With that, we'll be happy to take your questions.

Q U E S T I O N S A N D A N S W E R S
Operator
(Operator Instructions) The first question will come from Julien Dumoulin-Smith with [DML] [BofA].

Julien Patrick Dumoulin-Smith - BofA Merrill Lynch, Research Division - Director and Head of the US Power, Utilities, & Alternative Energy Equity Research Can you hear me?
Thomas F. Farrell - Dominion Energy, Inc. - Executive Chairman, CEO & President Happy New Year.

Julien Patrick Dumoulin-Smith - BofA Merrill Lynch, Research Division - Director and Head of the US Power, Utilities, & Alternative Energy Equity
Research
So perhaps, just to kick it off, I'd love to hear -- what kind of assurances have you received from the government in South Carolina? And who have you spoken with, with respect to the transaction already? I'm just trying to get a sense of confidence around your ability to execute here, I'd say, first and foremost. I suppose I'd be curious how those conversations went in light of some of the earlier headlines around how this transaction may have come about. And then, secondly, I'd love to hear your thoughts, at least preliminarily, around the impact to your balance sheet and your earlier financing plan you had articulated sort of pro forma for the DM drops.

Thomas F. Farrell - Dominion Energy, Inc. - Executive Chairman, CEO & President
All right. Thanks, Julien. I'll answer the first question. Mark will answer the second question. I have spoken to Governor McMaster and his staff yesterday evening. I've spoken to the speaker of the House and his chief of staff last night. We've spoken with President Leatherman's chief of staff. I'll be meeting with all of them again later today. I'm not going to characterize -- the conversations were lengthy, fulsome, and I think it's better for you to see what's coming out of their statements already this morning. I know the governor has already issued some statements about our proposal. We've talked to Dukes

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Client Id: 77
JANUARY 03, 2018 / 2:00PM, D - Dominion Energy Inc and SCANA Corp Merger Conference Call

Scott this morning, and we'll be meeting with him again. I'll -- I'm not going to characterize their reactions. I'll let them speak for themselves. But I can characterize my reaction, which is I'm pleased with where things stand right now, very pleased.

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP
Julien, on the balance sheet question and our financing plans going forward versus what we've talked about in the past, I hope we've been -- tried to be clear on this. This is a stock-for-stock transaction, so this will be an exchange of Dominion stock for SCANA stock at close, which will fund the equity value going forward. In addition, we will fund a large portion of the $1.3 billion cash back to customers with equity as well. That will be new equity, and we'll fund that prior to close as we go forward. I think the second part of your question was on the MLP. This -- we have no change to the MLP strategy. We fully expect to drop a portion of Cove Point into the MLP, take that cash back, strengthen our balance sheet by reducing debt in both '18, '19 and '20. And we've also stated that we'd use some of those proceeds for support of a 10% dividend growth and support of capital growth going forward.

Julien Patrick Dumoulin-Smith - BofA Merrill Lynch, Research Division - Director and Head of the US Power, Utilities, & Alternative Energy Equity
Research
Got it. I don't want to put words in your mouth, but it doesn't sound like this meaningfully changes your [indiscernible] [total] debt pro forma. Obviously, there are other moving factors like tax reform that have yet to really be reflected in your updated financings here, but it sounds like it doesn't really move the needle, given the commitment to fund the equity -- or the customer refund with the equity.

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP I think that's a fair statement.

Operator
The next question will come from Greg Gordon with Evercore ISI.

Gregory Harmon Gordon - Evercore ISI, Research Division - Senior MD, Head of Power & Utilities Research and Fundamental Research Analyst
Can you -- when you say that the deal is immediately accretive, one would presume that means that, since you're doing almost all -- an all-stock deal, that the valuation would be reflective of something at least slightly better than what your current -- the current valuation of Dominion shares is in the market. A little bit complicated because of all the moving parts here, but can you talk about what you think the immediate earnings contribution from SCANA would be to the Dominion family net of, obviously, the huge rebate that you're offering to fund with cash? Sort of what do you get net-net in terms of earnings contribution? And what value are you paying for that when you include this very generous rebate?

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP
Well, Greg, we're not in a position today to talk about a specific accretion number. But what I'd guide you to is we had quoted a growth rate of 6% to 8% previously from '17 to '20, and what we said in the call today, we now think that's 8% or better. And I would ask that you would go ahead and back into your own accretion number from that.

Gregory Harmon Gordon - Evercore ISI, Research Division - Senior MD, Head of Power & Utilities Research and Fundamental Research Analyst Okay. You can't fault me for asking.

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP Certainly not.

Operator
The next question will come from Steve Fleishman with Wolfe Research.

Steven Isaac Fleishman - Wolfe Research, LLC - MD & Senior Utilities Analyst
So just in the event that regulators would want to make changes to some of the terms, kind of what is your ability to exit the deal? Like is there a certain of amount of -- extent of changes that you're willing to accept? Or...

Thomas F. Farrell - Dominion Energy, Inc. - Executive Chairman, CEO & President

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Client Id: 77
JANUARY 03, 2018 / 2:00PM, D - Dominion Energy Inc and SCANA Corp Merger Conference Call

Can't make any changes that have adverse consequences on economics of the deal. So we can talk through with them how you want the rebates to go to customer classes, for example, and you've got existing customers and departed customers, things like that. We have guaranteed them that we will pass through all the benefits of the federal tax cuts. We just have estimates of that right now. That's why we have a 5% rate reduction. It could well be more than that as we pass -- as we sort through all of SCANA's tax positions, et cetera. But we can't -- there is a closing condition that we make a good-faith determination there haven't been any adverse economic consequences from the regulatory or legislative activities.

Steven Isaac Fleishman - Wolfe Research, LLC - MD & Senior Utilities Analyst
Okay. And then maybe kind of opposite, if they support your deal with terms roughly as is, what is your protection in the event that someone -some other bidder might want to pursue it on those terms, too?

Thomas F. Farrell - Dominion Energy, Inc. - Executive Chairman, CEO & President
Well, there are -- it's all-stock transaction. And as a part of that, the SCANA Board of Directors has made a determination that the currency that's being used, the Dominion Energy stock, is a very valuable currency, and we have typical protections against third-party incursions in the merger agreement.

Steven Isaac Fleishman - Wolfe Research, LLC - MD & Senior Utilities Analyst
Okay. And then last question, just -- I think I know the answer to this, but your growth rates at Dominion still do not include the impact of tax reform to Dominion? Or do they include that now?

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP They do not include impacts of taxes as of yet.

Operator
The next question will come from Shar Pourreza with Guggenheim Partners.

Shahriar Pourreza - Guggenheim Securities, LLC, Research Division - MD and Head of North American Power
So most of my questions were answered. Can we just touch one more time on sort of how you're thinking about execution risk here in coming into South Carolina? And then more thinking from the standpoint that a lot of the incentives in the plan that you submitted do certainly provide reprieve to one set of ratepayers, which are the SCANA ratepayers. How are you sort of thinking about how that could impact on the Santee Cooper side, right? Because you're essentially coming in and providing reprieve to one set of ratepayers, including the customers who sort of left without a reprieve. So I guess, how are you thinking about that execution risk as you're coming into a state that certainly has a lot of competing interests and emotional attachments? And how are you thinking about Santee Cooper in general?

Thomas F. Farrell - Dominion Energy, Inc. - Executive Chairman, CEO & President
Well, we do business in South Carolina, have for a couple of years. Sorry, there's a -- you hear a train going by here for a few minutes. The -- we know the state well. We have solar projects in the state. We've operated the pipeline system there for a couple of years. And I can't really add on to -- we think

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Client Id: 77
JANUARY 03, 2018 / 2:00PM, D - Dominion Energy Inc and SCANA Corp Merger Conference Call

we're providing very fair benefits to the SCANA electric customers. Santee Cooper is a different kind of a situation. This deal is not contingent in any way upon an outcome of Santee Cooper. There's reportedly a lot of interest at Santee Cooper, and hopefully, those people will pursue it.

Operator
The next question will come from Praful Mehta with Citigroup.

Praful Mehta - Citigroup Inc, Research Division - Director
Just quickly on the purchase price and the PE multiple again. If you look at the $7.9 billion equity value that you're purchasing and we add the $1.3 billion that's the refund to customers, so you get to $9.2 billion. Current estimates suggest that's more like a 19x PE on a 2019 basis. Is that broadly where you're looking at it? And is that -- even at those levels, are you suggesting that there is accretion immediately for Dominion?
Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP
Praful, this is Mark. I think that is high, the multiple that you just quoted. You really need to look at what the anticipated net income is in '19 from this transaction from Dominion in terms of our estimates. We think that multiple will be lower than that. And obviously, if you just take the equity value, the multiple is about 15x, which we think is very attractive. And even with the cash back, we think the multiple's quite attractive. But it will -- in our -- at least in our opinion, the multiple will be less than 19x.

Praful Mehta - Citigroup Inc, Research Division - Director
Understood, yes. I was just using -- I don't [indiscernible] them, but I'm just using the EPS estimates from the Street. All right. Sorry, go ahead.

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP
No, I was just going to say, again, I think a key number there to look at is what is the net income assumption in 2019. And I think, based on consensus out there, our view after a very significant diligence period of this company is that our -- net income for SCANA will be significantly higher than what the Street estimates is.

Praful Mehta - Citigroup Inc, Research Division - Director
Got you. And is that view of earnings based on increased earnings profile or improved regulatory outcomes? Or is that purely based on the current plan or synergies baked into it?

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP
Based on -- yes, sorry. It's based on earnings that have been disclosed for 2016 adjusted for the 5% rate refund.

Praful Mehta - Citigroup Inc, Research Division - Director
Got you. Understood. And no synergies are baked into your earnings numbers when you're looking at accretion?

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Client Id: 77
JANUARY 03, 2018 / 2:00PM, D - Dominion Energy Inc and SCANA Corp Merger Conference Call

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP We have a very modest synergy estimate in our numbers.

Praful Mehta - Citigroup Inc, Research Division - Director
Got you. And then finally, just in terms of the termination provisions, is that -- I'm hearing there's some break fee, as you mentioned earlier. But apart from the interloper or somebody else coming, just purely from a regulatory perspective, effectively, you're saying that if there's any ask that is incremental from an economic perspective to what you currently provided, then you have an ability to walk away. Is that a fair way to understand it?

Thomas F. Farrell - Dominion Energy, Inc. - Executive Chairman, CEO & President
Yes. I don't think -- any is a pretty big word even though it's only 3 letters. So there can't be any adverse economic consequences to the proposal or we do not have to close. The actual language is very rigorous and will be available later this afternoon, I think. After 4:00, right?

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP Tomorrow. There's...

Thomas F. Farrell - Dominion Energy, Inc. - Executive Chairman, CEO & President
Tomorrow. Sorry, tomorrow. But we're quite confident in the strength of the language. It's one of the -- what's been negotiated on the most.

Operator
The next question will come from Angie Storozynski with Macquarie.

Angieszka Anna Storozynski - Macquarie Research - Head of US Utilities and Alternative Energy
Okay. So I mean, we've been reading in the press about a potential suitor for SCANA for quite some time. You were probably not one of those companies. But anyway, it seems like all of the other suitors were talking about an all-encompassing deal, which would be needed to acquire SCANA. I mean some sort of a settlement reached with the South Carolina commission, all of the intervenors and potentially the legislature. And you're announcing the deal today. And yes, I see the reaction -- early reaction from the politicians, but we're missing any type of an endorsement of the deal or any type of a structured settlement with all of these parties. Do you think it's going to come? Or is there a settlement in principle that you haven't announced yet? Or is it still going to be hashed out or negotiated?

Thomas F. Farrell - Dominion Energy, Inc. - Executive Chairman, CEO & President
Angie, the structure of the settlement is what we have -- what you'll see attached to the merger agreement. It's not something that we have prenegotiated with anyone other than SCANA. But we spent a great deal of time talking to legislators and regulators in the state to understand what their concerns are, and we have shaped this transaction in order to meet those concerns. We think it is a very fair proposal that if it's something that is insufficient for South Carolina, then we won't transact.

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Client Id: 77
JANUARY 03, 2018 / 2:00PM, D - Dominion Energy Inc and SCANA Corp Merger Conference Call

Angieszka Anna Storozynski - Macquarie Research - Head of US Utilities and Alternative Energy
Okay, okay. So -- but the second question is -- okay, so we are entering into a pretty rough patch for Dominion as a stock with probably lots of headlines surrounding this transaction for the next couple of quarters. One would have thought Dominion had this strong growth profile now that Cove Point LNG facility comes online. So why did you feel the need to do the deal?

Thomas F. Farrell - Dominion Energy, Inc. - Executive Chairman, CEO & President
Very fair question, Angie. We do have excellent prospects stand-alone. As we said, we've done -- we do a lot of business in South Carolina. It's a fast-growing state. It has a very good electric company, a very good gas company in South Carolina and in North Carolina. The Atlantic Coast Pipeline is going to enhance service in North Carolina and terminates about 15 miles from the South Carolina line. We think it is a very natural extension for our company to move into the fast-growing Southeast with a high-quality group of employees and assets. So is it necessary to sustain our growth profile? No. It enhances our growth profile by increasing our earnings per share growth rate.

Operator
The next question will come from Stephen Byrd with Morgan Stanley.
Stephen Calder Byrd - Morgan Stanley, Research Division - MD and Head of North American Research for the Power and Utilities and Clean Energy
Wanted to -- I just had a couple of tax questions. In terms of the tax loss for the abandonment of the nuclear project, was that effectively factored into your overall economics, or the transaction, i.e. at the assumption that you would be able to take that tax deduction?

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP Yes, that has been factored in.

Stephen Calder Byrd - Morgan Stanley, Research Division - MD and Head of North American Research for the Power and Utilities and Clean Energy
Okay, understood. And in terms of tax reform, you mentioned in a bullet that the benefits of tax reform are factored in. Would you mind just speaking to how that was factored into the 5% bill reduction? Is that -- how much of a driver is that in terms of thinking about this overall transaction?

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP
Sure, Stephen. I'm glad you asked it actually. We obviously found out about the tax reform fairly late in the process, but we thought it was important to make sure that the South Carolina regulators knew that in terms of adjusting the tax gross up and the deferred taxes based on the law that's currently in place today, that we are agreeable from day 1 to go ahead and refund that back to customers. We have put an estimate in of 1.5% of a total customer bill. That's our best estimate. If that turns out to be more than that or less than that, then that could impact that. I think, in all probability, 1.5% will be accurate or it will be better. I have little probability it will be less than that. So again, whatever the regulators and the staff determine that number is, as long as we can agree to that, we'll go ahead and pass that through. So again, our best estimate, and right now, it's 1.5% of the rate reduction.

Stephen Calder Byrd - Morgan Stanley, Research Division - MD and Head of North American Research for the Power and Utilities and Clean Energy
Okay, understood. And then just as I'm thinking about the -- you mentioned reducing the revenue period from 60 years to 20, and that would assume, essentially, for the portion of remaining nuclear rate base. And as you pointed out, you're making a large reduction in that based on the refund to customers

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JANUARY 03, 2018 / 2:00PM, D - Dominion Energy Inc and SCANA Corp Merger Conference Call

and the benefits. But for the portion that remains, are you essentially assuming a return on equity on that but just over a shorter period of time? Is that fair to say?

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP That's fair to say.

Stephen Calder Byrd - Morgan Stanley, Research Division - MD and Head of North American Research for the Power and Utilities and Clean Energy
Okay. And then just lastly, on gas infrastructure, there seems to be an opportunity in the state in terms of further build-out of gas infrastructure, which would be beneficial. How are you thinking about that in terms of incremental opportunities in the state? I know you mentioned a bit about this, but I just wanted to explore that a little bit more.

Thomas F. Farrell - Dominion Energy, Inc. - Executive Chairman, CEO & President
Yes, we do. We spend a lot of time, obviously, in South Carolina looking at a variety of gas opportunities. They have very good economic development programs there. Governor has been very active, as is the legislature. The president of the Senate is particularly active also, along with the speaker, in helping with economic development projects. It's important to them to have a healthy utility, and there's going to be a lot of gas opportunities. You've got -- there's an obvious need for 2,000 megawatts of new nuclear, which is not going to come online. So there's going to be a continuing need for power generation growth that will be fueled almost certainly by natural gas and renewables.

Operator
And the next question will come from Jonathan Arnold with Deutsche Bank.

Jonathan P. Arnold - Deutsche Bank AG, Research Division - MD and Senior Equity Research Analyst
And just picking up on Steve's question. When you mentioned that you haven't factored into your growth the impact of tax reform on Dominion, can you give us a sense of whether, at this point, you see that as sufficient to be -- actually to change the growth rate or still work in progress figuring it out? And when do you expect to update us?

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP
Jonathan, this is Mark. I think that is a still work in progress. Remember, we operate in a number of regulated states, and we also have a very large portfolio of unregulated assets. So we're working through that now, and I would expect, on our year-end earnings call, which is typically the very last of January or early February, I'll be able to expand more on how we see taxes over the next several years and the impact, positive or negative, on us.

Operator
And our final question will come from Christopher Turnure with JPMorgan.

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JANUARY 03, 2018 / 2:00PM, D - Dominion Energy Inc and SCANA Corp Merger Conference Call

Christopher James Turnure - JP Morgan Chase & Co, Research Division - Analyst
As somebody less familiar with SCANA, I just wanted to get a sense as to what is in their rates currently for summer. Of the $4.7 billion in CapEx spent for their share of the project, how can we think about that on a cash and noncash basis? And how do we factor in the Toshiba refund as well?

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP
Well, the Toshiba refund has already been used by SCANA to pay down short-term debt. So that money has been spent. In terms of rate base, I think the number is about $3.5 billion, is what you should model going forward in terms of what's in the nuclear rate base. Now again, that excludes what we would write off that's in [QUIP].

Christopher James Turnure - JP Morgan Chase & Co, Research Division - Analyst
Okay. So we take that $3.5 billion, we take it down again for what you would write off, and we assume that you would be able...

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP
No, no. No, let me clarify. In the $3.5 billion, that already is net of that. So I'd look at the rate base, the rate base, I think, as things are fine-tuned here at the end of the year, will come in between $3.3 billion and $3.5 billion.
Christopher James Turnure - JP Morgan Chase & Co, Research Division - Analyst
Okay, understood. And then just finally, you had touched on this, I think, at least once earlier. When we think about the long-term EPS growth rate of greater than 8% now, is there any change in your buyback assumptions versus your prior plan?

Mark F. McGettrick - Dominion Energy, Inc. - CFO and EVP
There's no change currently in our buyback assumptions. And again, we only use that as an option from the cash flows that are generated by the MLP. And we always said that we'll balance that with growth needs, potentially a buyback, support a dividend, and certainly, the largest portion of any sale of the Cove Point facilities to the MLP will be to reduce debt. We've made a commitment to the agencies on that, and we are going to reduce debt $3 billion to $4 billion at the holdco at a minimum out of proceeds from the MLP over the next 3 years.

Operator
This does conclude this morning's conference call. You may disconnect your lines, and enjoy your day.
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JANUARY 03, 2018 / 2:00PM, D - Dominion Energy Inc and SCANA Corp Merger Conference Call

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